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                                                                    EXHIBIT 21.1


                                 WTC INDUSTRIES, INC.
                               14405 21st Avenue North
                            Minneapolis, Minnesota  55447


                                 List of Subsidiaries


                              State of          Names Under Which
    Name of Subsidiary      Incorporation    Such Subsidiaries Do Business
     --------------------  ----------------  -------------------------------

1.  WTC/Ecomaster Corp.         Minnesota          WTC/Ecomaster Corp.

2.  Water Pollution Control
      Systems, Inc.             Texas              None - company is inactive






Note: WTC/Ecomaster Corp. was previously named Ecomaster Corporation and WTC Acquisition Corp.


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